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                                                                Exhibit 10.15

                                  cMeRun Corp.

                       Nonqualified Stock Option Agreement

      THIS STOCK OPTION AGREEMENT between cMeRun Corp., a Delaware corporation (the "Company"), and ________________ (the "Grantee") dated as of
___________________ (the "Grant Date").

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto act and agree as follows:

Section 1. The Plan

      This Agreement is subject in every respect to the terms of the Company's 2000 Equity Incentive Plan, as amended to date (the "Plan"), a copy of which is attached hereto as Exhibit A and is incorporated herein in its entirety by this reference. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

Section 2. Grant of Option

      The Company hereby grants to the Grantee, as of the Grant Date, an option (the "Option") to purchase up to _________ shares of Common Stock of the Company (the "Option Shares") at a price per share of $____,both the price and the number of shares being subject to adjustment only as provided in the Plan. This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto (the "Code").

Section 3. Terms of Option

      Subject to such further limitations as are provided herein, the Option shall be exercisable following the date hereof in three (3) installments, with the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

            (i) on and after _____________, up to _____________ of the total number of Option Shares;

            (ii) on and after ________________,up to an additional __________________ of the total number of Option Shares; and

            (iii) on and after __________________, the remaining Option Shares.


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Section 4. Option Term

      The Option, to the extent it has not been exercised or sooner terminated, shall expire on the close of business on the day that is ten (10) years from the Grant Date (the "Option Term").

Section 5. Cessation of Grantee's Employment

      (a) If the Grantee ceases to be employed by or retained as a consultant to the Company or one of its subsidiaries (the "CMER Companies") by reason of the Grantee's death during the Option Term, the Option shall be exercisable, to the extent the Option was exercisable on the date of the Grantee's death, either by the Grantee's executor or administrator or, if not so exercised, by the legatees or distributees of the Grantee's estate, only during the twelve (12) months immediately following the Grantee's death, after which time the Option shall terminate.

      (b) The treatment of the Option upon cessation of the Grantee's employment for any reason other than death shall be as set forth in the Employment Agreement between the Grantee and the Company dated _____________ (the "Employment Agreement"), it being the intent of the parties that if there is any conflict between the terms of this Stock Option Agreement and the Employment Agreement, the terms of the Employment Agreement shall govern.

Section 6. Exercise of Option

      (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving written notice of election to the Company at One Cabot Road, Hudson, MA 01749, Attention:
Corporate Secretary. Such notice shall specify the number of Option Shares as to which the Option is to be exercised.

      (b) At the time the Option is exercised, the Grantee shall make full payment for the Option Shares purchased, in cash or by certified or bank check or, to the extent permitted by the Board of Directors (the "Board") or any committee appointed by the Board to administer the Plan, by delivery of shares of Common Stock of the Company, valued at their Fair Market Value (as defined under the Plan) on the date of delivery, or pursuant to a cashless exercise program adopted by the Company. The Grantee shall pay to the Company or make provision satisfactory to the Company for the payment of any taxes required by law to be withheld by the Company at the time of the exercise of the Option or the sale of the Option Shares acquired upon such exercise.

      (c) In the event exercise of the Option otherwise would require the Company to issue a fractional share of Common Stock of the Company, except as otherwise provided below, such fraction shall be disregarded and the purchase price payable in connection with such exercise shall be appropriately reduced. Any such fractional share shall be carried forward and added to any shares covered by future exercise(s) of the Option. Notwithstanding the foregoing, if the Grantee (or any of the individuals named in Section 5(a) above in the event of the Grantee's death) is exercising the Option in full (including with respect to any fractional share) in


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connection with the cessation of the Grantee's employment or consulting relationship with the CMER Companies pursuant to Sections 5(a) or 5(b) above, then, in lieu of any fractional share that otherwise would be issuable to the Grantee, the Company shall deliver to the Grantee upon exercise of the Option a check representing the fraction multiplied by the Fair Market Value of one share of Common Stock.

      (d) Notwithstanding anything to the contrary contained herein, the Option shall not be exercisable unless either (a) a registration statement under the Securities Act of 1933, as amended, with respect to the offer and sale of the Option Shares by the Company shall have become, and continues to be, effective, or (b) the Company determines in its sole discretion that an exemption from registration under said Act is available with respect to the offer and sale of the Option Shares by the Company. If deemed necessary by the Company, the certificate representing the Option Shares may be endorsed with a restrictive legend.

Section 7. No Rights of a Shareholder

      Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any Option Shares, in whole or in part, prior to the date of exercise of the Option.

Section 8. Nontransferability of Option

      During the Grantee's lifetime, the Option shall be exercisable only by the Grantee and shall not be transferable other than by will or the laws of descent and distribution without prior approval of the Board.

Section 9. Employment Not Affected

      Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to his or her continued employment by the Company. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate at will the Grantee's employment or consulting arrangement at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company.

Section 10. Governing Law

      The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the law of the State of Delaware, without regard to conflicts of law principles.

Section 11. Amendment of Option

      The Option may be amended or modified at any time by the Company; provided, however, that the Grantee s consent to any such amendment or modification shall be required


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unless the Board of Directors or Compensation Committee (if any) of the Company
determines that the amendment or modification, taking into account any related action, would not materially and adversely affect the Grantee.

Section 12. Notice

      (a) Any notices required or permitted hereunder shall be addressed to the Company at One Cabot Road, Hudson, Massachusetts 01749, Attention: Corporate Secretary, or to the Grantee at the most current address of the Grantee appearing in the records of the Company, as the case may be.

      (b) Either party to this Agreement may, by notice to the other given in the manner provided in Section 12(a), change the designated address for future notice.

                                   *    *    *


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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Grantee has hereunto set his or her hand all as of the _____ day of_______________ 2000.

                                       C ME RUN CORP


                                       By
                                         Its

      The foregoing Option is hereby accepted on the terms and conditions set forth herein and is expressly subject to all the provisions set forth in the Company's 2000 Equity Incentive Plan, a copy of which is attached hereto as Exhibit A.


                                            _______________________, Grantee


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